UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [XX]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only

[ ] Definitive Proxy Statement

[XX] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or

240.14a-12

Commission File No. 0-2673

Navarre-500 Building Associates

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[XX] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:.Participations.

2) Aggregate number of securities to which transaction applies: $3,200,000 original investment amount.

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined): The fee is equal to 1/50th of 1% of the assumed fair market value of the Property, which is presumed to be the aggregate of the cash to be received by the Registrant.

4) Proposed maximum aggregate value of transaction: $40,000,000.

5) Total fee paid:. $8,000.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

Schedule 14A.

3) Filing Party: Registrant

4) Date Filed: October 16, 1998

[AGENT]

60 East 42nd Street

New York, New York 10165

Telephone (212) 687-8700

Telecopier (212) 986-7679

November [], 1999

REGISTERED MAIL

[NAME & ADDRESS]

Re: Navarre-500 Building Associates

Dear [NAME]:

The time has expired for the receipt of your consent to items 1 and 2 of the Sale Program described in the July 15, 1999 letter of Peter L. Malkin and the accompanying Statement by the Agents in the Solicitation of Consent and Agreement of the Participants. Therefore, in accordance with such letter and Statement, and pursuant to the provisions of paragraph 4 of the Participating Agreement dated July 2, 1958, under which I act as Agent for the joint venture created thereby, I am purchasing your interest in the joint venture as agent for the benefit of the consenting Participants for the sum of [AMOUNT].

Accordingly, I deliver herewith the following:

    Certified check dated October 29, 1999 to your order in the sum of [AMOUNT]; and

    Duplicate original of the assignment of your interest to the undersigned, dated November [], 1999.

Very truly yours,

______________________________

[AGENT], as agent for the

benefit of the consenting Participants in the aforesaid joint venture

ASSIGNMENT

IN CONSIDERATION of the sum of [AMOUNT] AND [AMOUNT]/100 ($AMOUNT) DOLLARS, paid to [NAME], Assignor, with an address at [ADDRESS], by [AGENT], Assignee, having an office at 60 East 42nd Street, New York, New York 10165, Assignor hereby assigns, transfers, grants and releases unto Assignee, pursuant to the terms of a certain joint venture agreement, dated July 2, 1958, among [AGENT], as Agent (formerly [FORMER AGENT]) and others as Participants, all right, title and interest of Assignor as a Participant under said Agreement in and to the joint venture created thereby, in the interest of the joint venture in and to the master lease of premises known as 500 Seventh Avenue, 512 Seventh Avenue, and 228 West 38th Street, New York, New York, and in the interest of the joint venture in NAVARRE-500 BUILDING ASSOCIATES, a co-partnership, having its office at 60 East 42nd Street, New York, New York.

Assignee hereby accepts this assignment and transfer as agent for the benefit of the consenting Participants in the aforesaid joint venture.

Dated: November [], 1999

Witness for Assignor: [NAME],

Assignor

___________________ By: __________________________

[AGENT]

Attorney-in-fact

Witness for Assignee:

___________________ By: __________________________

[AGENT], as agent for the

benefit of the consenting Participants in the

aforesaid joint

venture, Assignee